Exhibit 99.2
                                                               ------------


UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

- - - - - - - - - - - - - - - - - - - - - - - -
                                                      Chapter 11
In re
                                                      Case Nos. 01-41643 (RLB)
     THE WARNACO GROUP, INC., et al.,                 through   01-41680 (RLB)
                              -- ---

                                    Debtors.          (Jointly Administered)
- - - - - - - - - - - - - - - - - - - - - - - -


                        MONTHLY OPERATING STATEMENT
                          OF DEBTORS-IN-POSSESSION
                     FOR JULY 7, 2002 TO AUGUST 3, 2002


Address of Debtors-in-Possession:
--------------------------------
The Warnaco Group, Inc.
90 Park Avenue
New York, New York  10016
                                    Monthly Disbursements:            $   94,815
                                                                      ----------
Address of Attorneys for Debtors-in-Possession:
----------------------------------------------
Sidley Austin Brown & Wood
875 Third Avenue
New York, New York  10022

                                    Monthly Operating Income
                                    before reorganization costs       $    2,381
                                                                   -------------

         The undersigned, having reviewed the attached report and being familiar with the financial affairs of The Warnaco Group, Inc., ("Warnaco"), and certain of Warnaco's subsidiaries, each a debtor and debtor-in-possession herein (collectively, the "Debtors"), verifies under the penalty of perjury that the information contained therein is complete, accurate and truthful to the best of my knowledge.

         The undersigned also verifies that, to the best of my knowledge, all insurance policies, including workers compensation and disability insurance, have been paid currently.

Date:    September    , 2002           By:  /s/ James P. Fogarty
                                            ----------------------------------
                                                James P. Fogarty
                                                Senior Vice President
                                                Chief Financial Officer


Indicate if this is an amended statement by checking here.


Amended Statement ___________



                 THE WARNACO GROUP, INC., et al.
                     (DEBTORS-IN-POSSESSION)
                     STATEMENT OF OPERATIONS
                          (In Thousands)



                                                                           Month Ended              7 Months Ended
                                                                          August 3, 2002            August 3, 2002
                                                                     -------------------------  ------------------------

Net revenues                                                                         $ 84,633                 $ 749,672
Cost of goods sold                                                                     63,467                   555,177
Selling, general and administrative expenses                                           18,785                   171,293
                                                                     -------------------------  ------------------------

Operating income before reorganization items                                            2,381                    23,202

Reorganization items                                                                    4,366                    59,985
                                                                     -------------------------  ------------------------

Operating loss                                                                         (1,985)                  (36,783)

Interest expense, net                                                                   1,468                    11,412
Other expense (income), net                                                              (188)                   (1,262)
                                                                     -------------------------  ------------------------
Income before income taxes, cumulative effect of accounting
     change and equity in loss of unconsolidated subsidiaries                          (3,265)                  (46,933)
Provision (benefit) for income taxes                                                      115                    (5,130)
Cumulative effect of change in accounting (Note 2)                                          -                   660,868
Equity in loss of unconsolidated subsidiaries                                          (1,379)                   15,600
                                                                     -------------------------  ------------------------
Net loss                                                                             $ (2,001)               $ (718,271)
                                                                     =========================  ========================

EBITDAR (See Note 1)                                                                  $ 5,007                  $ 61,516
                                                                     =========================  ========================


----------------------------------------------------------------------------------------------------------------------------



Note:  Information presented herein reflects results of operations for Debtor entities.  For results of operations for all Warnaco entities, please refer to Note 7 attached hereto.  In summary such worldwide consolidated operating results were:

                                                                           Month Ended              7 Months Ended
                                                                          August 3, 2002            August 3, 2002
                                                                     -------------------------  ----------------------

Net revenues                                                                  $ 102,138               $  891,888
                                                                     ===================  ========================

Net loss                                                                      $  (2,001)              $ (718,271)
                                                                     ===================  ========================

EBITDAR                                                                       $   6,575               $   79,511
                                                                     ===================  ========================


               THE WARNACO GROUP, INC., et al.
                   (DEBTORS-IN-POSSESSION)
                        BALANCE SHEET
                       (In Thousands)


ASSETS
                                                                   August 3, 2002        January 5, 2002
                                                                 --------------------  --------------------
Current assets:
     Cash                                                                   $ 88,027              $ 18,402
     Receivables, net                                                        156,579               219,298
     Inventories, net                                                        278,431               355,765
     Prepaid expenses and other current assets                                15,186                31,722
                                                                 --------------------  --------------------
         Total current assets                                                538,223               625,187

Property, plant and equipment, net                                           167,475               192,312
Trademarks, goodwill and other, net                                          199,858               873,073
Investment in affiliates                                                     162,351               154,033
Intercompany receivables, net                                                 22,737                69,561
Deferred income taxes                                                          2,325                     -
                                                                 --------------------  --------------------

         Total Assets                                                    $ 1,092,969           $ 1,914,166
                                                                 ====================  ====================


LIABILITIES AND SHAREHOLDERS' DEFICIENCY

Current Liabilities:
     Current portion of long-term debt                                       $ 7,814                   $ -
     Accounts payable                                                         89,917                58,963
     Other current liabilities                                                55,509                65,821
     Deferred income taxes                                                     6,314                 4,088
                                                                 --------------------  --------------------

         Total current liabilities                                           159,554               128,872
                                                                 --------------------  --------------------

Amended DIP                                                                        -               155,915
Long term debt                                                                   274                     -
Other long-term liabilities                                                   33,946                31,736
Deferred income taxes                                                              -                 5,130
Liabilities subject to compromise                                          2,471,493             2,396,876
                                                                 --------------------  --------------------
                                                                 --------------------  --------------------

         Total Liabilities                                                 2,665,267             2,718,529

Shareholders' deficiency                                                  (1,572,298)             (804,363)
                                                                 --------------------  --------------------

          Total Liabilities and Shareholders' Deficiency                 $ 1,092,969           $ 1,914,166
                                                                 ====================  ====================




                     THE WARNACO GROUP, INC., et al.
                         (DEBTORS-IN-POSSESSION)
                         STATEMENT OF CASH FLOWS
                             (In Thousands)

                                                                                Month Ended           7 Months Ended
                                                                              August 3, 2002          August 3, 2002
                                                                            --------------------   ---------------------
Cash flow from operating activities:
     Net loss                                                                          $ (2,001)             $ (718,129)
     Adjustments to reconcile net loss to net cash
        used in operating activities:
           Depreciation and amortization                                                  4,113                  29,195
           Non-cash interest expense                                                      1,242                   9,192
           Cumulative effect of change in accounting                                          -                 660,868
           Non-cash reorganization costs                                                    639                  36,689
     Change in operating assets and liabilities:
        Accounts receivables                                                              1,411                  69,136
        Inventories                                                                     (13,054)                 71,975
        Accounts payable                                                                  6,441                  25,815
        Change in pre-petition liabilities                                                  106                     506
        Prepaid expenses and other current assets and liabilities                          (665)                 15,310
        Change in other long-term and non-operating liabilities                          (1,509)                 15,085
                                                                            --------------------   ---------------------
              Net cash provided by (used in) operating activities                        (3,277)                215,642
                                                                            --------------------   ---------------------

Cash flow from investing activities:
     Capital expenditures, net of disposals                                                 345                   2,268
                                                                            --------------------   ---------------------
              Net cash used in investing activities                                         345                   2,268
                                                                            --------------------   ---------------------

Cash flow from financing activities:
     Repayments under pre-petition credit facilities, net                                  (409)                 (9,625)
     Repayments under Amended DIP, net                                                        -                (155,915)
     Repayment of other debt, net                                                          (493)                   (983)
     Intercompany accounts, net                                                          (1,219)                 18,625
                                                                            --------------------   ---------------------
              Net cash provided by (used in)  financing activities                       (2,121)               (147,898)
                                                                            --------------------   ---------------------

Translation adjustments                                                                    (475)                  3,793
                                                                            --------------------   ---------------------

              Net increase (decrease) in cash and cash equivalents                       (6,218)                 69,269

     Cash and cash equivalents at beginning of period                                    94,245                  18,758
                                                                            --------------------   ---------------------

     Cash and cash equivalents at end of period                                        $ 88,027                $ 88,027
                                                                            ====================   =====================



                       THE WARNACO GROUP, INC. et al.
                          (DEBTORS-IN-POSSESSION)
            Notes to Consolidated Condensed Financial Statements
                           (dollars in thousands)

Note 1 - Basis of Presentation

       On June 11, 2001 (the "Petition Date"), the Company and certain of its subsidiaries (each a "Debtor" and, collectively, the "Debtors") each filed a petition for relief under Chapter 11 of the U.S. Bankruptcy Code, 11 U.S.C. ss.ss. 101-1330, as amended (the "Bankruptcy Code"), in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") (collectively the "Chapter 11 Cases"). The Company, 37 of its 38 U.S. subsidiaries and one of the Company's Canadian subsidiaries, Warnaco of Canada Company ("Warnaco Canada") are Debtors in the Chapter 11 Cases. The remainder of the Company's foreign subsidiaries are not debtors in the Chapter 11 Cases, nor are they subject to foreign bankruptcy or insolvency proceedings. However, certain debt obligations of the Company's foreign subsidiaries are subject to standstill agreements with the Company's pre-petition lenders.

     On June 11, 2001, the Company entered into a Debtor-In-Possession Financing Agreement ("DIP") with a group of banks, which was approved by the Bankruptcy Court in an interim amount of $375,000. On July 9, 2001, the Bankruptcy Court approved an increase in the amount of borrowing available to the Company to $600,000. The DIP was subsequently amended on August 27, 2001, December 21, 2001, February 5, 2002, May 15, 2002, July 18, 2002 and
August 22, 2002 (the "Amended DIP"). The amendments, among other things, amend certain definitions and covenants, permit the sale of certain of the Company's assets and businesses, extend deadlines with respect to certain asset sales and filing requirements with respect to a plan of reorganization and reduce the size of the facility to reflect the Debtor's revised business plan. On May 28, 2002, the Company voluntarily reduced the amount of borrowing available to the Company to $325,000. All amounts outstanding under the Amended DIP had been repaid as of July 6, 2002 and the Company had approximately $77,520 of excess cash available as collateral against outstanding trade and stand-by letters of credit.

     Pursuant to the Bankruptcy Code, pre-petition obligations of the Debtors, including obligations under debt instruments, generally may not be enforced against the Debtors, and any actions to collect pre-petition indebtedness are automatically stayed, unless the stay is lifted by the Bankruptcy Court. In addition, as debtors-in-possession, the Debtors have a right, subject to Bankruptcy Court approval and certain other limitations, to assume or reject executory contracts and unexpired leases. In this context, "assumption" means the Debtors agree to perform their obligations under the lease or contract and to cure all defaults and "rejection" means that the Debtors are relieved from their obligation to perform under the contract or lease, but are subject to damages for the breach thereof. Any damages resulting from the breach will be treated as unsecured claims in the Chapter 11 Cases. The Debtors are in the process of reviewing their executory contracts and unexpired leases. Through August 3, 2002, the Debtors have identified a number of executory contracts and unexpired leases for rejection. As of August 3, 2002, the Company had accrued approximately $20 million related to rejected leases and contracts. The Company continues to evaluate its business operations and expects to reject additional contracts and leases prior to filing its plan of reorganization. Although the Debtors have attempted to estimate the ultimate amount of liability that may result from rejected contracts and leases, additional leases may be rejected in the future. Such rejections could result in additional liabilities subject to compromise that the Company has not anticipated. In connection with the consummation of a confirmed plan or plans of reorganization, the Company will elect to assume certain of its leases and executory contracts. The success of any plan of reorganization is dependent upon the Bankruptcy Court's approval of the Company's assumption of certain of these executory contracts, including certain license agreements.

     As a result of the Chapter 11 Cases, and the circumstances leading to the filing thereof, as of August 3, 2002, the Company was not in compliance with certain financial and bankruptcy covenants contained in certain of its license agreements. Under applicable provision of the Bankruptcy Code, compliance with such terms and conditions in executory contracts generally are either excused or suspended during the Chapter 11 Cases.

     In the Chapter 11 Cases, substantially all of the Debtors' unsecured liabilities as of the Petition Date are subject to compromise or other treatment under a plan or plans of reorganization which must be confirmed by the Bankruptcy Court after obtaining the requisite amount of votes by affected parties. For financial reporting purposes, those liabilities have been segregated and classified as liabilities subject to compromise in the consolidated condensed balance sheets. The ultimate amount of and settlement terms for such liabilities are subject to a confirmed plan or plans of reorganization and accordingly are not presently determinable.

     The Bankruptcy Code provides that the Debtors have exclusive periods during which only they may file and solicit acceptances of a plan of reorganization. The Debtors requested and on August 28, 2002, were granted an extension of time until September 30, 2002 to file their exclusive plan of reorganization and until November 30, 2002 to solicit acceptances of such plan. If the Debtors fail to file a plan of reorganization, or fail to obtain additional extensions of time to file a plan of reorganization by the extension date, or if the Debtors' plan is not accepted by the Bankruptcy Court, impaired classes of creditors and equity holders or any party-in-interest (including a creditor, equity holder, a committee of creditors or equity holders or an indenture trustee) may file their own plan of reorganization for the Debtors.

     After a plan of reorganization has been filed with the Bankruptcy Court, the plan and a disclosure statement approved by the Bankruptcy Court will be sent to classes of creditors whose acceptances will be solicited as part of the plan. Following the solicitation period, the Bankruptcy Court will consider whether to confirm the plan. In order to confirm the plan, the Bankruptcy Court is required to find that (i) with respect to each impaired class of creditors and equity holders, each holder in such class has accepted the plan or will, pursuant to the plan, receive at least as much as such holder would have received in a liquidation, (ii) each impaired class of creditors and equity holders has accepted the plan by the requisite vote (except as described below) and (iii) confirmation of the plan is not likely to be followed by a liquidation or a need for further financial reorganization unless the plan proposes such measures. If any impaired class of creditors or equity holders does not accept the plan, then, assuming that all of the other requirements of the Bankruptcy Code are met, the proponent of the plan may invoke the "cram-down" provisions of the Bankruptcy Code. Under these provisions, the Bankruptcy Court may approve a plan notwithstanding the non-acceptance of the plan by an impaired class of creditors or equity holders if certain requirements are met. These requirements require payment in full for a dissenting senior class of creditors before payment to a junior class can be made. Under the priority scheme established by the Bankruptcy Code, absent agreement to the contrary, certain post-petition liabilities and pre-petition liabilities need to be satisfied before shareholders can receive any distribution. As a result of the amount and character of the Company's pre-petition indebtedness, the shortfall between the Company's projected enterprise value and the amount necessary to satisfy the claims, in full, of its secured and unsecured creditors and the impact of the provisions of the Bankruptcy Code applicable to confirmation of a plan or plans of reorganization, the Company believes that it is highly unlikely that current holders of common stock or preferred securities of the Company will receive any distribution under any plan of reorganization or liquidation of the Company. Certain of the Company's financial instruments (e.g. pre-petition secured debt) trade in markets for debt securities and other instruments. The Company expects that holders of the Company's financial instruments will receive substantially less than face value in any plan or plans of reorganization approved by the Bankruptcy Court.

     Management is in the process of stabilizing the business of the Debtors and evaluating the Company's operations as part of the development of a plan of reorganization. After developing a plan of reorganization, the Debtors will seek the acceptance of the plan by impaired creditors and equity holders and confirmation of the plan by the Bankruptcy Court in accordance with the provisions of the Bankruptcy Code.

     During the course of the Chapter 11 Cases, the Debtors may seek the approval of the Bankruptcy Court to sell assets and settle liabilities for amounts other than those reflected in the consolidated condensed financial statements. The Debtors are in the process of reviewing their operations and identifying assets available for potential disposition, including entire business units of the Company. However there can be no assurance that the Company will be able to consummate such transactions at prices the Company or the Company's creditor constituencies will find acceptable. Since the Petition Date, through August 3, 2002, the Company sold certain personal property, certain owned buildings and land and other assets for approximately net book value, generating net proceeds of approximately $10,200, approximately $4,000 of which was generated in the second quarter of fiscal 2002 (collectively the "Asset Sales"). Substantially all of the net proceeds from the Asset Sales were used to reduce outstanding borrowing under the Amended DIP. The Asset Sales did not result in a material gain or loss to the Company since the Company had previously written-down assets identified for sale to estimated net realizable value. In addition, in the first quarter of fiscal 2002, the Company sold the business and substantially all of the assets of GJM Manufacturing Ltd., ("GJM") a private label manufacturer of women's sleepwear and Penhaligon's Ltd. ("Penhaligon's"), a United Kingdom based retailer of perfumes, soaps, toiletries and other products. The sale of GJM and Penhaligon's generated approximately $20,500 of net proceeds. Proceeds from the sale of GJM and Penhaligon's were used to (i) reduce amounts outstanding under certain debt agreements of the Company's foreign subsidiaries which are not part of the Chapter 11 Cases ($4,800), (ii) reduce amounts outstanding under the Amended DIP ($4,200), (iii) create an escrow fund for the benefit of pre-petition secured lenders ($9,800) and (iv) create an escrow fund for the benefit of the purchasers for potential indemnification claims and for any working capital valuation adjustments ($1,700). In the second quarter of fiscal 2002, the Company began the process of closing 25 of its outlet stores. The closing of the stores and the related sale of inventory at approximately net book value generated approximately $12,000 of net proceeds in the second quarter of fiscal 2002, which were used to reduce amounts outstanding under the Amended DIP in fiscal 2002.

       Administrative and reorganization expenses resulting from the Chapter 11 Cases will unfavorably affect the Debtors and consequently, the Company's consolidated results of operations. Future results of operations may also be adversely affected by other factors relating to the Chapter 11 Cases. Reorganization and administrative expenses related to the Chapter 11 Cases have been separately identified in the consolidated condensed statement of operations as reorganization items.

       The accompanying consolidated condensed financial statements have been prepared in accordance with the American Institute of Certified Public Accountants Statement of Position 90-7 "Financial Reporting by Entities in Reorganization under the Bankruptcy Code" ("SOP 90-7") assuming the Company will continue as a going concern. The Company is currently operating under the jurisdiction of the Bankruptcy Code and the Bankruptcy Court. Continuation of the Company as a going concern is contingent upon, among other things its ability, (i) to formulate a plan of reorganization that will gain approval of the parties required by the Bankruptcy Code and be confirmed by the Bankruptcy Court, (ii) to continue to comply with the terms of the Amended DIP, (iii) to return to profitable operations, and
(iv) to generate sufficient cash flows from operations and obtain financing sources to meet future obligations. These matters, along with the Company's losses from operations and stockholders' capital deficiency raise substantial doubt about the Company's ability to continue as a going concern. The accompanying consolidated condensed financial statements do not include any of the adjustments relating to the recoverability and classification of recorded assets or the amounts and classifications of liabilities that might result from the outcome of these uncertainties.

       The unaudited condensed financial statements do not contain all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of the Debtors, the accompanying condensed financial statements contain all adjustments (all of which were of a normal recurring nature, except for the adoption of SFAS No. 142 as discussed in Note 2) necessary to present fairly the financial position of the Debtors as of August 3, 2002, as well as its results of operations and cash flows for the period ended August 3, 2002.

       Certain foreign subsidiaries of Warnaco (the "Foreign Subsidiaries") are not subject to the Chapter 11 Cases. Certain debt obligations of the Foreign Subsidiaries are subject to standstill agreements and inter-creditor agreements between Warnaco and its lenders. Warnaco has accrued interest on pre-petition debt of the Foreign Subsidiaries. Consummation of a plan or plan of reorganization may require the payment of such interest. Interest expense related to the debt of Foreign Subsidiaries for the month and seven months ended August 3, 2002 was $525 and $3,744, respectively.

         Reorganization items of the Debtors consist of the following:


                                       Month Ended               7 Months Ended
                                     August 3, 2002              August 3, 2002
                                 ------------------------    -----------------------

Asset write-offs                                 $ 1,454                    $ 9,625
Professional Fees                                  2,010                     16,881
Retention Bonus                                      584                      7,446
Severance                                            318                      2,277
GECC lease settlement                                  -                     22,907
Lease terminations                                     -                        849
                                 ------------------------    -----------------------

                                                 $ 4,366                   $ 59,985
                                 ========================    =======================


         Worldwide-consolidated reorganization items for the month and seven months ended August 3, 2002 totaled $ 4,225 and $62,310, respectively.

       The Debtors have reduced stockholders' equity by $49,920 from its reported consolidated 2000 balances to reflect the effects of certain errors involving the recording of inter-company pricing arrangements, the recording of accounts payable primarily related to the purchase of inventory from suppliers and the accrual of certain liabilities. The correction of these errors has caused the Company to restate its previously issued financial statements for the years ended January 1, 2000 and December 30, 2000. The Company has conducted an internal investigation of the cause of the errors and hired a previously unaffiliated legal firm to assist in its investigation of certain of the errors in its Designer Holdings, Ltd. subsidiary ("Designer Holdings"). Since the discovery of the accounting errors at Designer Holdings and at certain of the Company's European subsidiaries, the Company has replaced certain financial staff and has taken several steps to improve the accounting for inter-company purchases and the reconciliation of inter-company accounts.



                       THE WARNACO GROUP, INC. et al.
                          (DEBTORS-IN-POSSESSION)
            Notes to Consolidated Condensed Financial Statements
                           (dollars in thousands)


       EBITDAR reflects earnings before interest, taxes, depreciation, amortization, restructuring charges and other items as follows:


                                                              Month Ended               7 Months Ended
                                                             August 3, 2002             August 3, 2002
                                                         -----------------------    -----------------------

Operating Income before reorganization items                            $ 2,381                   $ 23,202

Depreciation and amortization                                             4,113                     29,195
UNICAP associated with inventory reductions                                   -                      8,748
Losses from discontinued operations                                        (134)                     1,190
Other items                                                              (1,353)                      (819)
                                                         -----------------------    -----------------------

EBITDAR                                                                 $ 5,007                   $ 61,516
                                                         =======================    =======================


Note 2 - Cumulative Effect of the Change in Accounting Principle

       Effective January 6, 2002, Warnaco adopted the provisions of Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets" ("SFAS 142"). SFAS 142 eliminates the amortization of goodwill and certain other intangible assets with indefinite lives effective for the Company's 2002 fiscal year. SFAS 142 addresses financial accounting and reporting for indefinite lived intangible assets and acquired goodwill. SFAS requires that indefinite lived intangible assets be tested for impairment upon adoption and at least annually thereafter. Under the provision of SFAS 142, intangible assets and goodwill are deemed impaired if the net book value of a business reporting unit exceeds the fair value of that business reporting unit. The Company obtained an independent appraisal of its Business Enterprise Value ("BEV") in connection with the preparation of its plan of reorganization. The Company allocated the BEV to its various reporting and determined that the value of certain of the Company's indefinite lived and goodwill were impaired. As a result, the Debtors recorded a charge of $660,868 for the cumulative effect of a change in accounting principle related to the adoption of SFAS 142. The worldwide-consolidated impairment loss related to the implementation of SFAS 142 was $683,471. See Note 7.

Note 3 - Long Term Debt

       On June 11, 2001, the Company entered into a Debtor-In-Possession Financing Agreement ("DIP") with a group of banks, which was approved by the Bankruptcy Court in an interim amount of $375,000. On July 9, 2001, the Bankruptcy Court approved an increase in the amount of borrowing available to the Company to $600,000. The DIP was subsequently amended on August 27, 2001, December 21, 2001, February 5, 2002, May 15, 2002, July 18, 2002 and
August 22, 2002 (the "Amended DIP"). The amendments, among other things, amend certain definitions and covenants, permit the sale of certain of the Company's assets and businesses, extend deadlines with respect to certain asset sales and filing requirements with respect to a plan of reorganization and reduce the size of the facility to reflect the Debtor's revised business plan.

       The Amended DIP (when originally executed) provided for a $375,000 non-amortizing revolving credit facility (which includes a Letter of Credit facility of up to $200,000) ("Tranche A") and a $225,000 reducing revolving credit facility ("Tranche B"). On December 27, 2001, the Tranche B commitment was reduced to $100,000. On April 19, 2002, the Company elected to eliminate the Tranche B facility based upon its determination that the Company's liquidity position had improved significantly since the Petition Date and the Tranche B facility would not be needed to fund the Company's on-going operations. During fiscal 2001 and through its termination on April 19, 2002, the Company did not borrow any funds under Tranche B. On May 28, 2002, the Debtors voluntarily reduced the maximum amount of credit available under the Amended DIP from $375,000 to $325,000. The Tranche A loan terminates on the earlier of two years from the closing date or the effective date of a plan of reorganization. The Amended DIP is secured by substantially all of the domestic assets of the Company. Tranche A loans bear interest at either the London International Bank Offering Rate (LIBOR) plus 2.75% or at the Citibank N.A. Base Rate plus 1.75%. Fees for the undrawn amounts are .50% for Tranche A.

         The Amended DIP contains restrictive covenants that require the Company to, among other things, maintain a minimum level of earnings before interest, taxes, depreciation, amortization, restructuring charges and other items as defined in the agreement ("EBITDAR") and limit the annual amount of capital expenditures the Company makes. The Amended DIP also sets deadlines for the completion of a plan of reorganization and for completing certain asset sales. The EBITDAR and capital expenditure covenants relate to consolidated operations including non-debtor entities. The Amended DIP also prohibits the Company's payment of dividends and restricts the Company's ability to incur additional indebtedness.

       The maximum borrowings under Tranche A are limited to 75% of eligible accounts receivable, 25% to 67% of eligible inventory and 50% of trade letters of credit outstanding.

       As of August 3, 2002 the Company had no borrowing outstanding under the Amended DIP.

       Pre-petition long-term debt, which was included in current maturities of long-term debt at December 30, 2000, is in default due to the filing of a voluntary Chapter 11 petition and is included in liabilities subject to compromise in accordance with SOP 90-7.

Note 4 - Liabilities Subject to Compromise

       The principal categories of obligations classified as liabilities subject to compromise to unrelated parties under the Chapter 11 Cases are identified below. The amounts below may vary significantly from the stated amount of proofs of claim that will be filed with the Bankruptcy Court and may be subject to future adjustment depending on Bankruptcy Court action, further developments with respect to potential disputed claims, determination as to the value of any collateral securing claims, or other events.



                       THE WARNACO GROUP, INC. et al.
                          (DEBTORS-IN-POSSESSION)
            Notes to Consolidated Condensed Financial Statements
                           (dollars in thousands)

         Additional claims may arise from the rejection of additional real estate leases and executory contracts by the Debtors.


                                                                          August 3
                                                                            2002
                                                                     --------------------

                                                                     (In thousands of dollars)

U.S. bank debt                                                               $ 1,751,612
Canadian Revolver                                                                 17,203
Post Retirement Liabilities                                                        8,890
Accrued prepetition interest                                                      39,746
Mortgages/Capital lease obligations                                                3,633
Lease termination costs                                                           14,385
Equity forward note                                                               56,677
Other debt                                                                        18,476
Accounts payable                                                                  88,708
Trade drafts payable                                                             351,367
Deferred compensation accrual                                                        796
Company obligated mandatorily redeemable convertible
    preferred securities ($120,000 par value)                                    120,000
                                                                     --------------------

                                                                             $ 2,471,493
                                                                     ====================


Note 5 - Intercompany Receivables

       Intercompany balances would be eliminated, in accordance with accounting principles generally accepted in the United States of America when the results of Warnaco (the parent company) are consolidated with all of its wholly owned subsidiaries. To the extent that intercompany notes constitute debt, the notes have been assigned to the Debtors' pre-petition secured lenders as collateral security for the pre-petition debt. Although recorded in the books and records as debt, for the most part, intercompany balances were accumulated over a number of years as Warnaco capitalized its subsidiaries and affiliates and, thus, may be considered equity investments in such subsidiaries and affiliates.

       As of August 3, 2002, the balance is comprised of the following:


                                                           Month Ended
                                                          August 3, 2002
                                                      -----------------------

                                                          (in thousands)
Intercompany accounts receivable from
     Non-debtor affiliates                                          $ 22,737
                                                      =======================


                       THE WARNACO GROUP, INC. et al.
                          (DEBTORS-IN-POSSESSION)
            Notes to Consolidated Condensed Financial Statements
                           (dollars in thousands)


Note 6 - Supplemental Financial Information

       During the period ended August 3, 2002, the Debtors paid gross wages of $11,977,730. All employee and employer payroll taxes are paid to the Debtors' payroll service provider. The service provider in turn remits the funds to the taxing authorities.

       The following summarizes the taxes paid (received) and accrued by the Debtors during the period ended August 3, 2002:

                                       Paid                 Refund
                                    (Received)              (Due)
                                 -----------------     -----------------

Sales and use tax                       $ 647,189            $ (592,685)
Customs duties                          3,545,017            (4,005,108)
State income tax                          130,110              (193,899)
Federal income tax                       (553,374)
Canada income tax                                               262,330 (a)
Property tax                              204,096              (105,059)
GST tax                                   247,854              (205,544)
                                 -----------------     -----------------

                                      $ 4,220,892           $(4,839,965)
                                 =================     =================

(a)  2001 refund.


Note 7 - Consolidated Condensed Balance Sheet and Operating Statement

         The attached Schedule I includes the Consolidated Condensed Balance Sheets and Statements of Operations of The Warnaco Group, Inc. and its consolidated subsidiaries (the "Consolidated Condensed Financial Statements"). The Consolidated Condensed Financial Statements include the assets, liabilities and results of operations of all of the Company's subsidiaries including those entities not subject to the Chapter 11 Cases. The Consolidated Condensed Financial Statements are provided for information purposes only. The Consolidated Condensed Financial Statements do not include all of the information necessary to fully represent the financial position and results of operations of the Company in accordance with accounting principles generally accepted in the United States of America.

         Consolidated EBITDAR reflects earnings before interest, taxes, depreciation, amortization, restructuring and other items as defined in the Amended DIP. Other items were $9,796 for the seven months ended August 3, 2002, relating to losses from certain discontinued operations, UNICAP expense associated with the reduction in the Company's inventory balances and other items.


                                                                      SCHEDULE I
                          THE WARNACO GROUP, INC., et al.
                              (DEBTORS-IN-POSSESSION)
                              STATEMENT OF OPERATIONS
                                   (In Thousands)

                                                                                        Consolidation          7 Months Ended
                                                                                        August 3, 2002         August 3, 2002
                                                                                      ---------------------  ---------------------

Net revenues                                                                                    $ 102,138                891,888
Cost of goods sold                                                                                 73,508                630,429
Selling, general and administrative expenses                                                       25,292                224,751
                                                                                     ---------------------  ---------------------

Operating income before reorganization items                                                        3,338                 36,708

Reorganization items                                                                                4,225                 62,310
                                                                                      ---------------------  ---------------------

Operating loss                                                                                       (887)               (25,602)

Interest expense, net                                                                               1,484                 11,543
Other (income) expense, net                                                                             -                      -
                                                                                     ---------------------  ---------------------

Loss before income taxes and cumulative effect of accounting change                                (2,371)               (37,145)

Provision (benefit) for income taxes                                                                 (370)                (2,345)
Cumulative effect of accounting change                                                                  -                683,471
                                                                                     ---------------------  ---------------------

Net loss                                                                                         $ (2,001)            $ (718,271)
                                                                                     =====================  =====================

EBITDAR (see Note 7)                                                                              $ 6,575               $ 79,511
                                                                                     =====================  =====================


ASSETS                                                                                  August 3, 2002        January 5, 2002
                                                                                     ---------------------  ---------------------

Current assets:
     Cash (includes restricted cash of $1,700 and $ -, respectively)                            $ 111,896               $ 39,558
     Accounts receivable, net of reserves of $99,562 and $107,947, respectively                   209,200                288,304
     Inventories, net of reserves of $40,600 and $50,097, respectively                            351,487                428,720
     Prepaid expenses and other current assets                                                     19,633                 38,412
                                                                                      ---------------------  ---------------------

         Total current assets                                                                     692,216                794,994

Property, plant and equipment, net                                                                188,324                220,588
Trademarks, goodwill and other, net                                                               270,454                969,873
Deferred income taxes                                                                               2,325                      -
                                                                                      ---------------------  ---------------------

         Total Assets                                                                         $ 1,153,319            $ 1,985,455
                                                                                     =====================  =====================

LIABILITIES AND SHAREHOLDERS' DEFICIENCY

Current Liabilities:
     Current portion of long-term debt                                                            $ 7,814                    $ -
     Accounts payable                                                                             110,363                 88,522
     Other current liabilities                                                                     84,375                101,520
     Deferred income taxes                                                                         17,335                 14,505
                                                                                     ---------------------  ---------------------

         Total current liabilities                                                                219,887                204,547
                                                                                      ---------------------  ---------------------

Amended DIP                                                                                             -                155,915
Long-term debt                                                                                        274                      -
Other long-term liabilities                                                                        33,963                 31,754
Deferred income taxes                                                                                   -                  5,130
Liabilities subject to compromise                                                               2,471,493              2,439,393
                                                                                      ---------------------  ---------------------

         Total Liabilities                                                                      2,725,617              2,836,739

Shareholders' deficiency:                                                                      (1,572,298)              (851,284)
                                                                                     ---------------------  ---------------------
          Total Liabilities and Shareholders' Deficiency                                      $ 1,153,319            $ 1,985,455
                                                                                     =====================  =====================